Exhibit 1.01

Regal Beloit Corporation
Conflict Minerals Report
 For the Year Ended December 31, 2015

This Conflict Minerals Report (the “Report”) of Regal Beloit Corporation (the “Company,” “we,” “Regal”,“us,” “our”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period January 1, 2015 to December 31, 2015.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the conflict minerals specified in the Rule are intentionally added and necessary to the functionality or production of those products.  Conflict Minerals are defined in section 13(p) as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country that shares an internationally recognized border with the DRC. The specified minerals, which we collectively refer to in this Report as the “3TGs,” are gold, , tantalum, tin and tungsten, respectively.  The “Covered Countries” for the purposes of this Report are the DRC and the adjoining countries.  As described in this Report, during the reporting period between January 1, 2015 and December 31, 2015, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the 3TGsare intentionally added and necessary to the functionality or production.

Forward-looking Statements

Statements we make in this Conflict Minerals Report, which express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements, including statements relating to our compliance efforts and expected actions identified under the “Process Improvement Considerations” section of this Report. These forward-looking statements are subject to various risks, uncertainties and assumptions, including, among other things, our ability to implement improvements in our conflict minerals program and identify and mitigate related risks in our supply chain. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, see our other filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2015. Undue reliance should not be placed on these forward-looking statements, which are effective only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

Summary

Through our Reasonable Country of Origin Inquiry (“RCOI”) and due diligence efforts, we identified forty-one (41) smelters and/or refiners (“SORs”) as either sourcing Conflict Minerals from the Covered Countries or giving us reason to believe they are sourcing Conflict Minerals from the Covered Countries. Of those 41 smelters, 37 are recognized as compliant with the Conflict Free Smelter Program (“CFSP”).  The following sections describe in detail our RCOI, our due diligence framework and the results of our due diligence efforts.

Company Overview

We are a global manufacturer of electric motors and controls, electric generators and controls, and mechanical motion control products.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which an of the 3TGs are intentionally added and necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2015.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

1.	Electric motors and controls (may contain tin and tin and gold respectively)
2.	Electric generators and controls (may contain tin and tin and gold respectively)
3.	Electric motor capacitors (may contain tin)
4.	Gear reducers (may contain tin)
5.	Electronic switchgears (may contain tin and gold)
6.	Actuators (may contain tin, gold, tantalum and tungsten)
7.	Servo systems (may contain tin, gold, tantalum and tungsten)
8.	Conveyor systems (may contain tin, gold, tantalum and tungsten)
9.	Power transmission products including gearboxes, transfer cases, transmissions, worm gears and other gears (may contain tin)
10.	Drive systems and controllers (may contain tin, gold, tantalum and tungsten)
11.	Loadbanks (may contain tin, gold, tantalum and tungsten)
12.	Other electrical/electronic components (may contain tin, gold, tantalum and tungsten)

Reasonable Country of Origin Inquiry

Our supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between us as the manufacturer of the Covered Products and the original sources of Conflict Minerals.  In this regard, we do not typically purchase Conflict Minerals directly from mines, smelters or refiners.  We must therefore rely on our suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products.  Moreover, we believe that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore have taken steps to identify the applicable smelters and refiners of Conflict Minerals in our supply chain.

We believe that we conducted a good faith reasonable country of origin inquiry, or RCOI, to provide a reasonable basis for us to determine whether we source Conflict Minerals from the Covered Countries.  This good faith RCOI was designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.  We are utilizing the supplier engagement approach outlined by the Conflict Free Sourcing Initiative (“CFSI”), including the utilization of their Conflict Minerals Reporting Template (“CMRT”).

As the first step in our RCOI, we determined which of our products would most likely contain the 3TGs.  After review, it was decided that substantially all of the products that we manufacture are Covered Products.  Next, we identified six (6) main component part groups used in the Covered Products that were most likely to contain 3TGs.  We further refined our list of in scope suppliers by filtering out service providers, indirect materials suppliers, and inactive suppliers. It was deemed appropriate not to filter this list any further. Utilizing our supply chain data systems, suppliers providing parts in those component part groups were identified.  Because some key contact information for those suppliers was not available in our systems, we initiated a process to gather that information.

Once supplier contact information was obtained, that information as well as the applicable part group information was uploaded into the web-based compliance tool. Along with our third-party service provider, we then conducted the supplier survey portion of the RCOI. Our in scope suppliers were contacted via a Software as a Service (“SaaS”) platform called Material Disclosure that enables its users to complete and track supplier communications, and request that suppliers complete and upload a CMRT for the products they provide to us.  Included in the supplier requests was a link to our Conflict Minerals Policy (“Policy”) to reinforce our commitment to sourcing responsibly and to make clear the responsibility of each of our suppliers to support us to fulfill this commitment.

As indicated in our Policy, we require suppliers to provide their Conflict Minerals information using the CFSI’s CMRT.  To provide suppliers flexibility, we allowed them to provide their responses to the CMRT by submitting their completed CMRT via e-mail, by uploading the CMRT to the compliance website or to directly answer a questionnaire in Material Disclosure that mimicked the CMRT.  For those suppliers who provided their Conflict Minerals information without using the CMRT, e-mails were promptly sent indicating that the information was not acceptable and that the CMRT must be used.  All submitted CMRTs are maintained on the servers of the compliance website.

During our review and analysis of the submitted CMRTs, it was clear that many suppliers erroneously assumed that the country of operation of the smelter as listed in the CMRT was the country of origin of the Conflict Minerals.  This led to incorrect and inconsistent responses to many of the questions in the submitted CMRTs.

Suppliers providing CMRTs that lacked key information, especially a list or other identification of SORs were contacted by Regal via telephone.  Those suppliers were then monitored for their responses.

Because of recent acquisitions as well as better supplier contact information, we expanded our RCOI from 1,200 suppliers contacted for the 2014 reporting period to 1800 suppliers in the 2015 reporting period.  The supplier response rate to our RCOI was approximately 26%.

We consolidated and reviewed all SORs information received from suppliers.  The initial consolidated list of organizations suppliers identified as smelters was in excess of 4,000.  It was noted that some smelters were duplicated due to the use of various alternate names.  After consulting the CMRT, the CFSI website and other internet sites, the duplicates were removed.  Further consolidation was completed with the help of an outside consultant.  There remained 312 smelters consistent with the definition used by the CFSI organization (135 gold, 47 tantalum, 85 tin and 45 tungsten).  The 312 smelters are indicated in Annex 1.  The 312 smelters identified this year compares to 255 smelters identified in our 2014 RCOI.  After directly contacting all 312 smelters and performing a risk assessment regarding responses, 41 smelters were either identified as sourcing Conflict Minerals from the Covered Countries or we had reason to believe they source Conflict Minerals from the Covered Countries. The 41 smelters are indicated in Annex II.  Of the 41 smelters, 10 are gold smelters, 24 tantalum smelters, 3 tin and 4 tungsten.  This assessment was based on information obtained directly from the smelters and from other public information available at the time with the assistance of the aforementioned conflict minerals consultant.

In accordance with the Rule and the results of our RCOI, we believed we were required to exercise due diligence on the conflict minerals’ source and chain of custody relating to those suppliers using the 41 smelters noted above.

Conflict Minerals Policy

We developed our Policy and published it on our website in April 2013 at http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govconflictmineral.  Further, Regal supports conflict-free minerals trade in the DRC and Covered Countries and will not avoid sourcing from conflict-free organizations in the region.  In addition to our efforts directly related to Conflict Minerals, we already had a strong company commitment to conducting business in an ethical manner as detailed in our Code of Business Conduct & Ethics as well as our Global Anti-Corruption Policy, both of which are also available on our website (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govIntComp).  These documents detail how we conduct our business. We also have an Integrity Alert line through which suppliers, customers, company employees or any interested stakeholder can communicate their thoughts, concerns and grievances regarding Conflict Minerals or, more generally, any of our business practices.  A link to our Integrity Alert Line is available here. (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-govIntegrity)

Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).  We utilize all five steps of the OECD Guidance for downstream companies.

Establish Strong Company Management Systems

Regal is committed to sourcing conflict-free minerals from the DRC and Covered Countries, and as such, we have communicated our Policy to our suppliers and customers. Our Policy was provided to suppliers during our RCOI process. Our Policy is provided to customers requesting Conflict Minerals information.  This Policy is publicly available on our website as discussed above.

Consistent with the OECD Guidance, we formed an internal team tasked with supporting supply chain due diligence.  This team consists of vice presidents from the following functional groups: Legal, Supply Chain, Technology, Engineering Services, and Environmental, Health, Safety and Sustainability (EHSS).  Additional members of the committee included the Director of Supplier Quality and Development and our materials compliance manager.  As needed, we also called upon the vice president of Information Technology and other groups for support.

We utilized the CFSI’s CFSP as a compliance standard for upstream due diligence. All responses from suppliers and source smelters are recorded and stored for a minimum of five years. We have implemented an RCOI process. Conflict minerals compliance is included as a requirement in our Supplier Quality Manual as well as our standard agreement template for suppliers.  Conflict minerals compliance process and documentation review have been added as new requirements of our Supplier Audit Assessment and Production Part Approval Process.

Regal Beloit Corporation joined CFSI in 2015 and is continuing its membership in 2016.

Identify and Assess Risk in the Supply Chain

For upstream due diligence, we have adopted the processes and protocols of the CFSP. We believe that all 3TGs “necessary to the functionality of the products” have been identified, the suppliers of those 3TGs have been identified and smelter data has been collected from those that responded to our RCOI.  Responses provided by suppliers have undergone a review for accuracy.

Design and Implement a Strategy to Respond to Identified Risks

We have implemented a plan to report Conflict Minerals findings to Charles A. Hinrichs, Vice President, Chief  Financial Officer, who is the member of senior management appointed for this role. A process has been adopted to aggregate and update the list of smelters.  Furthermore, a process has been adopted to review supplier responses, follow up with delinquent suppliers, and update supplier information.  A risk management process has been adopted that manages smelters that cannot provide country of origin information, identifies high-risk smelters, tracks and records compliance information for individual smelters, and communicates these results back to Mr. Hinrichs.  We require new suppliers to complete a CMRT as part of becoming an approved supplier to Regal Beloit.

Carry out an Independent Third Party Audit of Refiner’s Due Diligence Practices

We have utilized the risk management and due diligence processes of the CFSP and the CFSP’s independent third party audit process performed on smelters that source from the Covered Countries.  This includes other programs accepted by the CFSP, including the certification processes of the London Bullion Market Association (LBMA), The Responsible Jewellery Council (RJC), and the Tungsten Industry – Conflict Minerals Council (TI-CMC).  To be identified as conflict free, we require smelters to be compliant with the requirements of the CFSP requirements if they are sourcing from the Covered Countries.

Report on Supply Chain Due Diligence

In accordance with the OECD Guidance and the Conflict Minerals Rule, this Conflict Minerals Report is also available on our website (http://investors.regalbeloit.com/phoenix.zhtml?c=116222&p=irol-sec).

Due Diligence Results

Of the 41 smelters either identified as sourcing conflict minerals from Covered Countries or those which Regal Beloit has reason to believe source conflict minerals from the Covered Countries, 37 smelters (7 gold, 24 tantalum, 2 tin and 4 tungsten) were compliant with the CFSP assessment.  The four smelters we have reason to believe are sourcing from the Covered Countries and that are not compliant with the CFSP assessment are as follows:

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Tin	Phoenix Metal Ltd.	RWANDA

The smelters were reviewed against publicly available information to determine if there was any reason to believe that they directly or indirectly finance or benefit armed groups in conflict region of the DRC.  This investigation included a review of reports to the UN by the UN Group of Experts on the Democratic Republic of the Congo, publications by the non-governmental organizations the Enough Project, Global Witness, and the Southern Africa Resource Watch, publications by Radio Okapi, and a general search of the Internet.

Of the 4 smelters listed above, Phoenix Metal Ltd. is currently active in the CFSP, but not yet compliant.  The review of publically available information indicated that there was no reason to believe that Phoenix Metal directly or indirectly financed or benefited armed groups in the Covered Countries.  The remaining 3 smelters are not active in the CFSP.  The review of publically available information concerning Al Etihad Gold Refinery DMCC did not indicate that this smelter was directly or indirectly financing or benefiting armed groups in the Covered Countries.  Information regarding Kaloti Precious Metals and Sudan Gold Refinery also did not indicate that these smelters were directly financing or benefiting the armed groups in the Covered Countries, however, the information obtained indicates that Kaloti and Sudan Gold Refinery do not appear to match the core values of Regal as indicated in our Policy; as such, Regal is actively working with our supply chain to remove these smelters from our supply chain via our risk mitigation process.

Risk Mitigation Process

The following is an outline of the process we have developed and are currently working relative to the 7 suppliers who have indicated that Kaloti Precious Metals and Sudan Gold Refinery are in their supply chains and thus Regal’s.

•	Since the 7 suppliers provided company level information during our RCOI rather than part specific information, we will conduct a review of engineering drawings and material specifications and conduct chemical analysis as appropriate to identify which if any of the parts supplied by the 7 suppliers contain gold. If described information is inconclusive, engage with the supplier to confirm the presence of gold, in accordance with the requirements of the SEC rules, in the parts being supplied to Regal. (On-going since February 29, 2016)

•	For parts where gold is confirmed intentionally added and necessary to functionality, request smelter information specific to the gold used in those parts. (On-going since February 29, 2016)

•	If the smelters so identified are linked to the gold used in the parts, ensure that suppliers are actively trying to remove these smelters from their supply chains and will communicate with Regal the results of their activities. (Initiated with 1 supplier on April 6, 2016; other suppliers pending)

•	For suppliers failing to actively remove or failing to communicate their progress to remove these smelters from their supply chains, Regal will remove these suppliers from its supply chain. (Decision to be made by June 30, 2016)

Facility and Mine Information

Based on the information provided by our suppliers and our own due diligence efforts, we believe that, to the best of our knowledge, the smelters that may have been used to process the Conflict Minerals in our products include the smelters listed in Annex 1 below.  Further, some of the smelters used by Regal Beloit's suppliers that have been identified to or we have reason to believe may source from the Covered Countries have been identified to source from the DRC, Rwanda, Burundi and Tanzania.  Information regarding the mines from which minerals processed at these smelters were sourced is not always publicly available and was not disclosed by these smelters. Accordingly, we are not able to identify with certainty all of the countries of origin of the conflict minerals processed at the indicated smelters.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Regal Beloit Corporation.  A number of factors could introduce errors or otherwise affect our conclusion.  These factors include, but are not limited to the following:

1.	Gaps in supplier data
2.	Gaps in knowledge of the chemistry of the component parts and materials provided by suppliers
3.	Gaps in smelter data and the source of their conflict minerals
4.	Errors or omissions in survey responses provided by suppliers
5.	Errors or omissions by smelters
6.	Gaps in supplier education and knowledge
7.	Supplier uncertainty regarding country of operation of the smelter and/or refiner versus country of origin of the conflict minerals
8.	Not all instances of conflict minerals necessary to the functionality or production of our Covered Products were identified
9.	Timeliness of data
10.	Public information not discovered during a reasonable search
11.	Errors in public data
12.	Language barriers and translation
13.	Supplier and smelter unfamiliarity with the protocol relating to the Rule
14.	Oversights or errors in conflict free smelter audits
15.	DRC-sourced materials being declared secondary materials
16.	Companies going out of business in 2015
17.	Certification programs not being equally advanced for all industry segments and metals
18.	Smuggling of DRC conflict minerals to countries beyond the Covered Countries

Process Improvement Considerations

We intend to take the following steps to improve our processes surrounding conflict minerals to further mitigate any risk that the necessary conflict minerals in our Covered Products could benefit armed groups in the Covered Countries:

1.	Engage with suppliers and direct them to training resources to attempt to increase the response rate and to improve the quality of the content of suppliers’ conflict minerals information, especially smelter information.
2.	Identify those suppliers who do not have a conflict minerals program and work with the suppliers to set up a program.
3.	Engage with suppliers to encourage them to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent third-party auditor.
4.	For suppliers found to be using smelters sourcing from, or for which we have reason to believe are sourcing from, the Covered Countries and who are not compliant with the requirements of the CFSP, we encourage them to use CFSP compliant smelters.
5.	Expand our knowledge of the chemistry of the component parts and materials contained in our Covered Products by conducting chemical analysis and/or requesting specific chemical information from our suppliers on each component part or material used in the Covered Products to further identify those suppliers providing conflict minerals and their derivatives. To date we have conducted analysis of over 16,000 materials used in over 6,000 component parts.

Annex I

List of Smelters and Refiners Identified in Regal Beloit Corporation’s Supply Chain

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asahi Refining Canada Limited	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AURA-II	UNITED STATES
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery (P) Ltd.	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Henan Yuguang Gold & Lead Co., Ltd.	CHINA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería SA	SPAIN
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Company	TAIWAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongkuang Gold Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zhuzhou Smelting Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Tranzact, Inc.	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide	CHINA
Tin	Alpha	UNITED STATES
Tin	An Thai Minerals Company Limited	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U. (Metallo Group)	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals	POLAND
Tin	Gejiu Jinye Mineral Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Xianghualing Tin Industry Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Annex II

List of Smelters and Refiners Sourcing or Believed to be Sourcing from the Covered Countries

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	PAMP SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Sudan Gold Refinery	SUDAN
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Taki Chemicals	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN

Subject Mineral	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	Thaisarco	THAILAND
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA